INVESTMENT SUB-ADVISORY AGREEMENT

This INVESTMENT SUB-ADVISORY AGREEMENT (the “Agreement”) is made as of the [____] day of [____________] 2024, by and between AlphaSimplex Group, LLC, a Delaware limited liability company located at 200 State Street, Boston, Massachusetts USA 02109 (the “Sub-Adviser”), and Efficient Capital Management, LLC, a Delaware limited liability company located at 4355 Weaver Parkway, Suite 200, Warrenville, Illinois USA 60555 (the “Adviser”). The Adviser and the Sub-Adviser are each and individually a “Party” and collectively the “Parties.”

WHEREAS, the Adviser and the Sub-Adviser are each registered as investment advisers under the US Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, Unified Series Trust, an Ohio business trust (the “Trust”), is engaged in business as an open-end investment company with one or more series of shares and is registered under the US Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust has retained the Adviser to perform investment management services for the Efficient Enhanced Multi-Asset Fund, a series of the Trust (the “Fund”), and its wholly-owned subsidiary, Efficient Enhanced Multi-Asset (Cayman) Fund, Ltd., a Cayman Islands exempted company (the “CFC”) (the Fund and CFC are collectively referred to as the “Fund” unless the context requires otherwise) under the terms of the investment management agreements between the Adviser and the Trust on behalf of the Fund, each dated on or about May 31, 2024, and as amended (collectively, the “Management Agreement”);

WHEREAS, the Adviser, acting pursuant to the Management Agreement, wishes to retain the Sub-Adviser, with the required approval of the Board of Trustees of the Trust, the Board of Directors of the CFC and, if required, the shareholders of the Fund, to provide investment advisory services to a portion of the Fund’s net assets allocated by the Adviser for management by the Sub-Adviser as the Adviser shall in its sole discretion determine (the “Allocated Portion”) in accordance with the terms of this Agreement (as it may be amended from time to time);

WHEREAS, the Trust has entered into a consulting agreement, as amended from time to time, with Northern Lights Compliance Services, LLC to provide compliance services to the Trust in respect of the Fund and other series of the Trust, including compliance oversight of the Adviser’s management of the Fund and its delegation of certain duties to the Sub-Adviser as set forth in this Agreement;

WHEREAS, the Adviser has furnished the Sub-Adviser with copies of each of the following documents: (a) the Trust’s Agreement and Declaration of Trust (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”); (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time); (c) Memorandum and Articles of Association of the CFC (such Memorandum and Articles, as in effect on the date of this Agreement and as amended from time to time); (d) Prospectus and Statement of Additional

Information of the Fund (collectively, the “Registration Statement”); and (e) compliance policies and procedures of the Trust that govern the Sub-Adviser’s management of the Allocated Portion under this Agreement; and

WHEREAS, the Fund is a separate series of the Trust having separate assets and liabilities.

NOW, THEREFORE: the Parties hereby agree as follows:

1.      APPOINTMENT OF SUB-ADVISER

a.       Acceptance. The Adviser hereby retains the Sub-Adviser to act as an investment adviser for and to manage the Allocated Portion of the Fund’s assets for the period and on the terms set forth in this Agreement. The Sub-Adviser hereby accepts the appointment, on the terms herein set forth and for the compensation herein provided.

b.       Independent Contractor. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of the Fund.

c.       The Sub-Adviser’s Representations. The Sub-Adviser represents, warrants and agrees that it has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement. The Sub-Adviser represents, warrants and agrees that it is registered as an investment adviser under the Advisers Act and is registered as a commodity trading advisor with the US Commodity Futures Trading Commission (the “CFTC”) and a member of the National Futures Association (the “NFA”), and has duly claimed exemptive status pursuant to CFTC Rule 4.7 under the Commodity Exchange Act (“CEA”) with respect to its services hereunder. The Sub-Adviser further represents, warrants and agrees that it is duly organized and properly registered and operating under the laws of the jurisdiction of its formation with the power to own its assets and carry on its business as it is now being conducted and as proposed to be conducted under the terms of this Agreement.

The information contained in the Form ADV of the Sub-Adviser as provided to the Adviser is true and complete, and also as filed with the US Securities and Exchange Commission (“SEC”), and also the disclosure document(s) of the Sub-Adviser describing the Strategy (as defined in Section 2) as provided to the Adviser, are accurate and complete in all material respects and do not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. As of the date hereof there are (a) no actions, suits, proceedings, inquiries or investigations of any kind or nature whatsoever (other than routine audits, inspections and industry sweeps), pending or, to the best of its knowledge, threatened or contemplated against the Sub-Adviser or any of its principals or any affiliate of the Sub-Adviser, before any court, at law or in equity, arbitration panel, or before or by any federal, state, municipal, foreign or other governmental or quasi-governmental department, commission, board, bureau, agency, instrumentality, or administrative, regulatory or self-regulatory authority or any exchange or board of trade, and (b) it has not received any notice of an investigation or warning letter from the SEC, NFA or the CFTC regarding non-compliance by it with the Advisers Act, the 1940 Act, the CEA, the regulations under any such law, or the NFA rules, or any other applicable regulatory or self-regulatory authority regarding non-compliance by it with such other applicable law, in each case, where an adverse decision would reasonably be expected to materially and adversely affect the Sub-Adviser’s ability to perform its obligations under this Agreement.

The foregoing representations, warranties and covenants shall be continuing during the term of this Agreement and, if, at any time, any event has occurred which would make any of the foregoing representations, warranties and covenants not true, misleading, incomplete or inaccurate in any material respect, the Sub-Adviser will promptly in writing notify the Adviser.

d.       The Adviser’s Representations. The Adviser represents, warrants and agrees that (i) it is registered as an investment adviser under the Advisers Act, is registered as a commodity pool operator with the CFTC and a member of the NFA with respect to its services to the Fund, has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement; (ii) it has the authority under the Management Agreement to appoint the Sub-Adviser and that it has received a copy of Part 2 of the Sub-Adviser’s Form ADV; (iii) it has claimed the exemptive relief pursuant to CFTC Rule 4.12(c)(3) with respect to the operation of the Fund and the exemptive relief pursuant to CFTC Rule 4.7 with respect to the operation of the CFC; (iv) the Adviser and the CFC shall each qualify as a “Qualified Eligible Person” as defined under CFTC Rule 4.7; and (v) the Fund and the CFC are each an “eligible contract participant” as defined in Section 1(a)(12) of the CEA. The Adviser further represents, warrants and agrees that is duly organized and properly registered and operating under the laws of Delaware with the power to own its assets and carry on its business as it is now being conducted and as proposed to be conducted under the terms of this Agreement.

The information contained in the Form ADV of the Adviser as provided to the Sub-Adviser is true and complete in all material respects, and also as filed with the SEC, is true and complete in all material respects, and does not make any untrue statement of a material fact or omit to state any material fact which is required to be stated in the Form ADV. As of the date hereof there are (a) no actions, suits, proceedings, inquiries or investigations of any kind or nature whatsoever (other than routine audits, inspections and industry sweeps), pending or, to the best of its knowledge, threatened or contemplated against the Adviser or any of its principals or any affiliate of the Adviser, before any court, at law or in equity, arbitration panel, or before or by any federal, state, municipal, foreign or other governmental or quasi-governmental department, commission, board, bureau, agency, instrumentality, or administrative, regulatory or self-regulatory authority or any exchange or board of trade and (b) it has not received any notice of an investigation or warning letter from the SEC, NFA or the CFTC regarding non-compliance by it with the Advisers Act, the 1940 Act, the CEA, the regulations under any such law, or the NFA rules, or any other applicable regulatory or self-regulatory authority regarding non-compliance by it with such other applicable law, in each case, where an adverse decision would reasonably be expected to materially and adversely affect the Adviser’s ability to perform its obligations under this Agreement.

The foregoing representations, warranties and covenants shall be continuing during the term of this Agreement and, if, at any time, any event has occurred which would make any of the foregoing representations, warranties and covenants not true, misleading, incomplete or inaccurate in any material respect, the Adviser will promptly in writing notify the Sub-Adviser.

e.       Plenary authority of the Board of Trustees. The Sub-Adviser and Adviser both acknowledge that the Fund is a mutual fund that operates as a series of the Trust under the authority of the Board of Trustees.

2.      PROVISION OF INVESTMENT SUB-ADVISORY SERVICES

The Sub-Adviser will provide for the Allocated Portion a continuing and suitable investment program consistent with the investment policies, objectives and restrictions of the Fund pursuant to investment guidelines established by the Trust and the Adviser and provided to the Sub-Adviser separately in writing, which shall form a part of this Agreement (the “Investment Guidelines”). The Parties acknowledge the current Investment Guidelines applicable to the Allocated Portion, including descriptions of each of the one or more strategies to be employed by the Sub-Adviser from time to time in respect of the Allocated Portion (together, the “Strategy”) have been provided to the Sub-Adviser. From time to time, the Adviser or the Trust may provide the Sub-Adviser with written copies of additional or amended Investment Guidelines, or the Adviser or Sub-Adviser may determine to add, amend, or discontinue one or more new or existing strategies, in each case which shall become effective at such time as agreed upon by both Parties in writing and promptly incorporated as an amendment of the Investment Guidelines (with any corresponding amendments, if necessary, to the Fund’s Registration Statement being the responsibility of the Adviser and/or Trust). The Sub-Adviser will manage the investment and reinvestment of the Allocated Portion, and perform the functions set forth below, subject to the overall supervision, direction, control and review of the Adviser, consistent with the applicable Investment Guidelines or any directions, instructions, or Trust policies and procedures delivered to the Sub-Adviser in writing by the Adviser or the Trust from time to time, and further subject to the plenary authority of the Board of Trustees. It is acknowledged and agreed by the Parties to this Agreement that any amendment to the Investment Guidelines from time to time as described above, including any addition, amendment or discontinuance of a Strategy, will not constitute a termination of this Agreement, and further that any termination of this Agreement shall be made in accordance solely with the provisions of Section 8 of this Agreement.

Consistent with the Investment Guidelines, unless otherwise directed in writing by the Adviser or the Trust, the Sub-Adviser shall have full discretionary authority to manage the investment of the Allocated Portion, including the authority to purchase, sell, cover open positions, and generally to deal in securities, financial and commodity futures contracts, foreign currency contracts, forwards, swaps, options, short-term investment vehicles and other property comprising or relating to the Fund, on margin or otherwise, on US or non-US contract markets, exchanges and transactions facilities, or over-the-counter (“OTC”). The Sub-Adviser makes no promises, representations, warranties or guarantees that any of its services to be rendered to the Fund will result in a profit or will not result in a loss.

In addition, the Sub-Adviser will in the performance of its duties and obligations under this Agreement in respect of the Allocated Portion:

a.       advise the Adviser and the Trust in connection with investment policy decisions to be made by it regarding the Allocated Portion, and specifically to direct the trading of the Fund’s account at a level of trading and risk which shall be equal to the Allocated Portion, as further described in this Section 2 below;

b.       submit such reports and information as the Adviser or the Trust may reasonably request to assist the Trust’s administrator (the “Administrator”), in its determination of the market value of portfolio investments held in the Allocated Portion;

c.       place orders for purchases and sales of portfolio investments for the Allocated Portion; provided, however, that the instruments traded for the Allocated Portion that include commodity interests or other instruments that generate “bad income” under the US Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as the Adviser determines and communicates to the Sub-Adviser or as the Parties shall otherwise agree, shall be traded only in accounts of the CFC or as further provided in the Investment Guidelines;

d.       abide by applicable speculative position limits as imposed by the CFTC or relevant contract market(s) in respect of the Sub-Adviser’s trading of the Allocated Portion, and its other client accounts, in futures contracts, options on futures contracts, forward contracts, commodities, swaps and other instruments to which speculative position limits may apply;

e.       maintain and preserve the records relating to its activities hereunder required by applicable law to be maintained and preserved by the Adviser, to the extent not maintained by the Adviser or another agent of the Trust, and the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Trust or the Adviser copies of any such records upon the Trust’s or Adviser’s request;

f.       as soon as practicable after the close of business each day, but no later than the close of business the following business day, provide the Administrator and/or the Fund’s custodian (the “Custodian”), as requested (generally via electronic file format) with the trade information for each transaction effected for the Allocated Portion, provide copies of such trade tickets to the Adviser and the Trust upon request, and promptly forward to the Custodian and/or Administrator, as requested, copies of all brokerage or dealer confirmations;

g.       to the extent reasonably requested by the Trust, use its commercially reasonable best efforts to assist the Chief Compliance Officer of the Trust (“CCO”) to comply with applicable requirements of Rule 38a-1 under the 1940 Act and the Trust’s compliance policies and procedures, including, without limitation, providing the CCO and the Adviser with (a) current copies of the compliance policies and procedures of the Sub-Adviser, including its code of ethics, in effect from time to time (including prompt notice of any material changes thereto), (b) a summary of such policies and procedures in connection with the annual review thereof by the Trust required under Rule 38a-1, and (c) upon request, a certificate of the chief compliance officer of the Sub-Adviser to the effect that the policies and procedures of the Sub-Adviser are reasonably designed to prevent violation of the Federal Securities Laws (as such term is defined in Rule 38a-1);

h.       act in conformity with the Declaration of Trust, the Registration Statement and conform to and comply with applicable requirements of the 1940 Act, the Internal Revenue Code, and all other applicable federal laws and regulations, as each is amended from time to time;

i.       except as permitted by the Trust’s policies and procedures, not disclose and shall treat confidentially all information in respect of the portfolio investments of the Allocated Portion, including, without limitation, the identification and market value or other pricing information of any and all portfolio securities or other financial instruments held by the Allocated Portion, and any and all trades of portfolio securities or other transactions effected for the Allocated Portion (including past, pending and proposed trades);

j.       provide reasonable assistance to the Adviser, the Administrator and/or the Trust with respect to the annual audit of the Fund’s financial statements, including, but not limited to: (i) providing broker contacts as needed for obtaining trade confirmations; (ii) providing, as applicable, copies of trade-related documentation, including, but not limited to, agreements relating to loans, swaps or other derivatives, or futures trading accounts, within a reasonable time after the execution of such agreements; (iii) providing assistance in obtaining trade confirmations in the event the Fund or the Fund’s independent registered public accounting firm is unable to obtain such confirmations directly from the brokers; and (iv) obtaining market quotations for investments that are not readily ascertainable in the event the Fund or the Fund’s independent registered public accounting firm is unable to obtain such market quotations through independent means;

k.       promptly notify the Adviser if at any time there is a material adverse change in the financial condition of the Sub-Adviser that may prevent the Sub-Adviser from performing its obligations pursuant to this Agreement, or if there is a change in the Sub-Adviser’s ownership that would constitute a change in control, or the portfolio management personnel responsible for directing the trading of the Allocated Portion named in the Investment Guidelines (“Key Persons”) is no longer actively or significantly involved in the investment management activities of the Sub-Adviser for a period of thirty (30) consecutive calendar days; and

l.       unless the Parties otherwise agree, the Sub-Adviser will, at such times as the Sub-Adviser may reasonably determine, convert into US currency any incidental non-US dollar currency exposure in respect of the Allocated Portion that arises from the trading activity of the Sub-Adviser. The Sub-Adviser will advise the counterparties to a transaction when to sweep foreign exchange balances into United States dollars; the Sub-Adviser shall not be responsible for the exchange rates received on such conversions or sweeps.

m.       The Allocated Portion size shall be expressed in U.S. Dollars and initially shall be equal to the amount provided to the Sub-Adviser in writing. The Adviser is solely responsible for determining the Sub-Adviser’s Allocated Portion relative to all other allocated portions assigned to the Fund’s other sub-advisers (i.e., each sub-advisers’ relative weighting).

Thereafter, the Allocated Portion will fluctuate daily with increases or decreases in the Fund’s net assets due to investor subscriptions and redemptions and the Fund’s investment performance. The Adviser also may change periodically (e.g., monthly) the Allocated Portion to reflect adjustments in the Sub-Adviser’s Allocated Portion relative to the Fund’s other sub-advisers (i.e., rebalancing among the sub-advisers), and reserves the right to do so daily.

If the Allocated Portion increases or decreases for any reason, the Sub-Adviser shall promptly take appropriate steps to adjust to the new Allocated Portion by adding new positions to or closing out then existing positions, as applicable, on an orderly basis and in the best interests of the Fund as market conditions warrant in the Sub-Adviser’s reasonable discretion. The Adviser will provide, or arrange for its or the Trust’s agents to provide, daily information to the Sub-Adviser regarding changes to the Allocated Portion, and copies of monthly accounting statements for the Allocated Portion, and such other information as may be reasonably necessary or appropriate in order for the Sub-Adviser to perform its responsibilities hereunder and to calculate its sub-advisory fee (as defined in Section 4).

n.       In the case of notices of proxy voting rights received by the Adviser, the Trust or the Sub-Adviser involving issuers, counterparties or other parties in interest with respect to investments presently or formerly held in the Allocated Portion, if any, the Sub-Adviser shall have full authority to act on behalf of the Allocated Portion and vote such proxies in accordance with the Sub-Adviser’s policies and procedures. The Sub-Adviser shall provide a copy to the Adviser and/or the Trust of its proxy voting policies and procedures prior to the effective date of this Agreement and promptly upon any change in such proxy voting policies and procedures, a record of all votes cast for the Allocated Portion, and any other information required for Form N-PX in a timely manner in accordance with due dates established by the Adviser or Trust, or otherwise upon request.

In the case of notices of class action suits received by the Adviser, the Trust or the Sub-Adviser involving issuers, counterparties or other parties in interest with respect to investments presently or formerly held in the Allocated Portion, if any, the Sub-Adviser shall not have authority to act on behalf of the Allocated Portion and shall promptly forward all such notices to the Adviser and the Trust.

3.      ALLOCATION OF EXPENSES

Each Party to this Agreement shall bear the costs and expenses of performing its obligations hereunder. In this regard, the Adviser and Sub-Adviser acknowledge and agree that the Fund shall assume the expense of:

a.       brokerage commissions for transactions in the portfolio investments of the Allocated Portion, and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments;

b.       Custodian, Administrator and other Fund service providers and operational fees and expenses;

c.       all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Fund to federal, state or other government agencies; and

d.       interest payable on any Fund borrowings.

The Sub-Adviser specifically agrees that with respect to the operation of the Allocated Portion, the Sub-Adviser shall be responsible for providing the personnel, office space and equipment reasonably necessary to provide its sub-advisory services in respect of the Allocated Portion hereunder. Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Fund and the Adviser in the Management Agreement or any other agreement to which they are Parties.

4.      SUB-ADVISORY FEES

For all of the services rendered with respect to the Allocated Portion as herein provided, the Adviser shall pay to the Sub-Adviser an annualized fee (the “sub-advisory fee”), based on the Current Net Assets (as defined below) of the Allocated Portion, as set forth in Schedule A attached hereto and made a part hereof. The sub-advisory fee shall be accrued daily and payable monthly as of the last business day of each month. In the case of termination of this Agreement with respect to the Fund during any calendar month, the sub-advisory fee with respect to the Allocated Portion accrued through the date of termination shall be paid promptly following such termination.

For purposes of computing the amount of the sub-advisory fee accrued for any day, “Current Net Assets” shall mean the average value of the daily net assets of the Allocated Portion managed by the Sub-Adviser as determined by the Adviser, as of the most recent preceding day for which the Fund’s net assets were computed. The method of determining average daily net assets of the Allocated Portion for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of shares of the Fund as described in the Registration Statement; for clarity, the Parties acknowledge that Current Net Assets shall be calculated net of the Allocated Portion’s share of all Fund organizational, operating and administrative expenses.

As soon as practicable after the end of each calendar month, the Sub-Adviser will present a billing statement for the sub-advisory fee (calculated as described above) to the Adviser for its review and confirmation, indicating the total amount of the fee for the month, and any other amounts payable during the period as may be provided for under this Agreement. As soon as reasonably practicable following receipt by the Adviser of its management fee from the Fund and the Adviser’s receipt of the billing statement from the Sub-Adviser, the Adviser shall pay the Sub-Adviser its sub-advisory fee for the month, generally within thirty (30) calendar days of receipt of the billing statement. For the avoidance of doubt, the Adviser shall not pay a separate fee to the Sub-Adviser for its services to the CFC (Current Net Assets shall include net assets of the CFC).

5.      PORTFOLIO TRANSACTIONS

In connection with the investment and reinvestment of the assets of the Allocated Portion, the Sub-Adviser is authorized in its discretion to select the securities or commodity futures brokers or dealers that will execute purchase and sale transactions for the Allocated Portion of the Fund’s portfolio and to use all reasonable efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of investments for said portfolio. The Sub-Adviser may take into consideration the best net price available; the reliability, integrity and financial condition of the broker or dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker or dealer to the investment performance of the Allocated Portion on a continuing basis. The Sub-Adviser will not take into consideration the sale of shares in the Fund by any broker or dealer. The Sub-Adviser shall maintain records adequate to demonstrate compliance with the requirements of this Section 5. Subject to the policies as the Trust’s Board of Trustees may determine and consistent, to the extent applicable, with Section 28(e) of the US Securities Exchange Act of 1934, as amended, the Sub-Adviser shall have the right to follow a policy of selecting brokers or dealers who furnish brokerage and research services to the Allocated Portion or to the Sub-Adviser, and who charge a higher commission rate to the Allocated Portion than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. The Sub-Adviser shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided and shall make reasonable reports regarding such determination and description of the products and services obtained if so requested by the Trust.

The Adviser authorizes the Sub-Adviser to direct the Custodian to open and maintain executing brokerage accounts for securities, commodity futures and other property on behalf of the Allocated Portion of the Fund and to execute standard customer agreements with such broker or brokers, dealers, futures commission merchants or other intermediaries and market participants as the Sub-Adviser shall in its discretion select as provided above; provided, however; that in the case of futures executing brokers, the Adviser receives prior written notice thereof and that the Adviser expresses its consent to the use of such broker (e.g., by causing the Fund to be a Party to the “give-up” or executing agreement involving such broker). All futures give-up or executing agreements will be executed as a four-party agreement, of which the Fund shall be one of the parties, such as through the Futures Industry Association’s Electronic Give-up Agreement System (EGUS). Except as the Adviser specifically authorizes and directs in writing with the agreement of the Sub-Adviser, the Sub-Adviser shall not have signing authority to bind the Fund to such futures “give-up” or executing agreements; such authority shall reside with the Adviser. At the Adviser’s request, with regard to the execution of all transactions (futures, OTC foreign currency contracts, securities and otherwise) the Sub-Adviser will furnish a list of all “give-up” and executing brokers that have executed or will execute trades for the Allocated Portion, as well as the fee arrangement with each of them.

The Sub-Adviser is not authorized to open and maintain clearing and prime brokerage accounts and relationships on behalf of the Allocated Portion or to direct the Custodian to deposit for the Allocated Portion of the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents, securities, investments and other property into such brokerage accounts and to such clearing and prime brokers; instead, all of the foregoing authority shall reside with the Adviser. The initial clearing and prime brokers selected by the Adviser for the Allocated Portion shall be set forth on the Investment Guidelines (such brokers, together with any future brokers which the Adviser may in its discretion select which are acceptable to the Sub-Adviser, the “Clearing Brokers”).

The Allocated Portion assets shall be maintained in the custody of the Custodian. The Sub-Adviser shall cause all securities, commodity futures and other property purchased or sold for the Allocated Portion to be settled at the place of business of the Custodian or as the Custodian shall direct. All securities, commodity futures and other property of the Allocated

Portion shall remain in the direct or indirect custody of the Custodian. The Sub-Adviser shall notify the Custodian as soon as practicable of the necessary information to enable the Custodian to effect purchases and sales directed by the Sub-Adviser.

The Sub-Adviser shall not have authority to cause the Custodian to deliver securities, commodity futures and other property, or pay cash to the Sub-Adviser except as expressly provided herein.

In no instance will the Allocated Portion be purchased from or sold to the Adviser, Sub-Adviser, the Trust’s principal underwriter or any affiliated person of any of the Trust, Adviser, Sub-Adviser or the Trust’s principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC, the 1940 Act and/or the Trust’s written policies and procedures. The Adviser agrees to identify to the Sub-Adviser in writing any brokers or dealers that are affiliated with the Adviser and all affiliated persons of any of the Trust, the Adviser and the Trust’s principal underwriter.

The Sub-Adviser employs trading strategies that trade using an electronic trading system which exposes the Allocated Portion to risks associated with the system including hardware and software. In the event of a system or component failure, it is possible that, for a certain time period, new orders may not be entered, existing orders may not be executed, or modify or cancel orders may not be entered or processed if previously entered. System or component failure may also result in loss of orders or order priority. In the event a failure occurs, it will be considered a trade error. A trade error may also be caused by the broker or dealer executing a trade. When any trade error is discovered, the Sub-Adviser will take all reasonable action to correct the error to the extent possible and as soon as reasonably practicable. The Sub-Adviser will promptly notify the Adviser of any material trade errors, as the Sub-Adviser reasonably determines. If applicable, the Sub-Adviser will request the broker or dealer who executed the trade erroneously to make the Allocated Portion whole. Trade errors not resolved by the executing broker or dealer, including errors by the Sub-Adviser, if to the detriment of the Allocated Portion, will be promptly reimbursed to the Fund by the Sub-Adviser, or by the Sub-Adviser and/or Adviser as apportioned among them by mutual agreement.

6.      LIMITATION ON SUB-ADVISER LIABILITY; INDEMNIFICATION

a.       In the absence of willful misfeasance, bad faith or negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder or violation of applicable law, none of the Sub-Adviser, its affiliates or their respective officers, controlling persons, members, partners, shareholders, agents or employees (each, an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be subject to any liability to the Adviser, the Fund or the Trust for any act or omission in the course of, or connected with, rendering services hereunder. The Sub-Adviser does not guarantee the future performance of the Allocated Portion or any specific level of performance, the success of any investment decision or strategy that Sub-Adviser may use, or the success of Sub-Adviser’s overall management of the Allocated Portion. The Adviser understands that investment decisions made for the Allocated Portion by the Sub-Adviser are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable. Sub-Adviser will manage only the

Allocated Portion and in making investment decisions for the Allocated Portion, the Sub-Adviser will not consider any other securities, cash or other investments owned by the Fund.

b.       Neither the Adviser (including its affiliates, their officers, controlling persons, agents or employees) nor the Sub-Adviser (including all Indemnified Persons) shall be liable to one another for special, consequential or incidental damages.

c.       The Sub-Adviser agrees to indemnify the Adviser, its affiliates, officers, controlling persons, agents, and employees for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including reasonable legal and other expenses) (“Losses”) to which the Adviser may become subject as a direct result of Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties, from reckless disregard by it of its obligations and duties under this Agreement or from its violation of applicable law; provided, however, that nothing contained herein shall require that the Adviser be indemnified for Losses that resulted from the Adviser’s willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement or its violation of applicable law; further provided that the Sub-Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section 6.

d.       The Adviser agrees to indemnify the Indemnified Persons for, and hold each Indemnified Person harmless against, any and all Losses to which such Indemnified Person may become subject as a direct result of this Agreement or Sub-Adviser’s performance of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Adviser be indemnified for Losses that resulted from Sub-Adviser’s willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement or its violation of applicable law; provided that the Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section 6.

7.      STANDARD OF CARE

The Sub-Adviser shall comply with all applicable laws and regulations in the discharge of its duties under this Agreement; shall (as provided in Section 2 above) comply with the Investment Guidelines; shall act at all times in the best interests of the Fund; and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise.

8.      TERM AND TERMINATION OF THIS AGREEMENT; NO ASSIGNMENT

This Agreement shall become effective as to the Fund upon its approval by the Board of Trustees of the Trust, approval by the Fund’s initial sole shareholder, and its execution by the Parties hereto. Unless sooner terminated, this Agreement shall continue for an initial period of no more than two (2) years from the effective date, and thereafter shall continue in effect for successive additional periods not exceeding one (1) year so long as such continuation is approved for the Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval. The terms “majority of the outstanding voting securities” and “interested persons” shall have the meanings as set forth in the 1940 Act.

This Agreement may be terminated (i) by the Trust on behalf of the Fund at any time without payment of any penalty, by the vote of a majority of the Board of Trustees of the Trust, or by vote of a majority of the outstanding voting securities of a Fund without the payment of any penalties, (ii) by the Adviser at any time, without payment of any penalty upon at least ten (10) days’, but not more than sixty (60) days’, written notice to the Sub-Adviser, and (iii) by the Sub-Adviser at any time, without payment of any penalty, upon at least ten (10) days’, but not more than sixty (60) days’, written notice to the Trust and the Adviser. In the event of a termination, the Sub-Adviser shall cooperate in a commercially reasonable manner in the orderly transfer or liquidation of the Allocated Portion of the Fund’s assets, as instructed by the Adviser and, at the request of the Board of Trustees or the Adviser, transfer any and all books and records in respect of the Allocated Portion maintained by the Sub-Adviser on behalf of the Fund.

This Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act. This Agreement will also terminate immediately in the event that the Management Agreement is terminated. Notwithstanding the foregoing termination provisions, the Adviser may require the Sub-Adviser to permanently or temporarily suspend trading activities upon notice at any time in its sole and absolute discretion.

9.      SERVICES NOT EXCLUSIVE

The services of the Sub-Adviser to the Adviser and the Allocated Portion are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that the Sub-Adviser and each Indemnified Person may continue to engage in providing portfolio management services and advice to other investment advisory clients. The Adviser agrees that Sub-Adviser and each Indemnified Person may give advice and take action in the performance of its duties with respect to any of the Sub-Adviser’s or Indemnified Person’s other clients which may differ from advice given or the timing or nature of action taken with respect to the Allocated Portion. The Sub-Adviser and the Indemnified Persons, however, shall not provide investment advice to any assets of the Fund other than the Allocated Portion. Nothing in this Agreement shall be deemed to require Sub-Adviser or any Indemnified Person to purchase or sell for the Allocated Portion of the Fund any security or other property which the Sub-Adviser or any Indemnified Person may purchase or sell for its or their own account or for the account of any other client.

Notwithstanding the foregoing, the Sub-Adviser represents, warrants and covenants that the rendering of such services to other commodity trading accounts and entities will not materially impair the discharge of the Sub-Adviser’s responsibilities under this Agreement and that the Sub-Adviser will not knowingly and deliberately favor other client accounts over the Fund on an overall basis including, without limitation, the Reference Fund (as defined in the

Investment Guidelines), if any. The Adviser acknowledges that different accounts, even though traded according to the same investment program, can have varying investment results for various reasons, including but not limited to: (a) the periods during which accounts are active; (b) the investment program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by the Sub-Adviser); (c) targeted leverage and volatility employed; (d) the size of the account and instructions for adjusting the nominal account size, which can influence the size and timing of positions taken and restrict the account from participating in all markets available to an investment program; (e) the amount of interest income earned by an account, if any; (f) the amount, timing of accrual and calculation methodology of fee and the brokerage commissions paid and other expenses incurred; (g) the timing of orders to open or close positions; (h) the market conditions, which in part determine the quality of trade executions; (i) trading instructions/restrictions of the client; (j) procedures governing the timing for the commencement of trading and the method of moving toward full portfolio commitment for new accounts; (k) variation in fill prices; and (l) the timing of subscriptions and redemptions. The Sub-Adviser will promptly notify the Adviser if the Allocated Portion’s positions are included in an aggregate amount of positions controlled by the Sub-Adviser which exceeds an applicable speculative limit. If the Sub-Adviser’s trading recommendations are altered because of the application of speculative limits, the Sub-Adviser will not modify the trading instructions for the Allocated Portion in such manner as to materially affect the Allocated Portion disproportionately compared with other client accounts.

10.    AGGREGATION OF ORDERS

Nothing in this Agreement shall preclude the combination of orders for the sale or purchase of portfolio securities or other investments of the Allocated Portion with those for other accounts managed by the Sub-Adviser or its affiliates, to the extent permitted by applicable laws and regulations and only if orders are allocated in a manner deemed fair and non-preferential by the Sub-Adviser among the accounts. The Sub-Adviser agrees that (i) it will not aggregate transactions unless aggregation is consistent with its duty to seek best execution; (ii) no account will be favored over any other account; each account participating in an aggregated order will participate on a fair and non-preferential basis for all transactions in that investment on a given day, with transaction costs shared pro-rata based on each account’s participation in the transaction; and (iii) allocations will be made in accordance with the Sub-Adviser’s compliance policies and procedures.

11.    RECORDS

The Sub-Adviser shall, on a monthly basis, provide to the Adviser its standard performance report, monthly investor letter and risk reporting for the Reference Fund, together with such additional reports and information that the Adviser may reasonably request, if any.

The Adviser will instruct the Clearing Broker(s) to furnish copies of all trade confirmations and all daily and monthly trading reports concerning the trading to the Sub-Adviser on behalf of the Allocated Portion. The Sub-Adviser will maintain accurate books and records as required under the 1940 Act. The Adviser may inspect such books and records of the Sub-Adviser relating to its services under this Agreement as well as speak to the Sub-Adviser’s personnel on the Sub-Adviser’s premises upon reasonable prior written notice and during normal business hours and subject to reasonable assurances of confidentiality.

If, after examination of the Sub-Adviser’s records of the Account, the Adviser reasonably believes that there are potential material discrepancies between the operation and/or performance of the Allocated Portion and the Reference Fund, the Adviser may request additional information and/or inspect records of the Sub-Adviser reasonably relating to the performance of the Reference Fund, the performance of comparable accounts and the allocation of fills to the Account, provided that the Sub-Adviser shall not be required to disclose any proprietary information, including without limitation, client identities, advisory agreements, other agreements or side letters with clients or investors, client records, or other information that would violate any applicable legal or contractual restrictions applicable to the Sub-Adviser.

12.    NO SHORTING FUND SHARES; NO BORROWING FROM FUND

The Sub-Adviser agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers or employees of the Sub-Adviser or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act.

The Sub-Adviser may not borrow any assets, securities or other property from the Fund.

13.    AMENDMENT

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all Parties which has been properly approved by the Trust’s Board of Trustees and/or the Fund’s shareholders (as required under the 1940 Act).

14.    NONPUBLIC PERSONAL INFORMATION; CONFIDENTIAL RELATIONSHIP

Notwithstanding any provision herein to the contrary, the Sub-Adviser hereto agrees on behalf of itself and its controlling persons, officers, and employees (1) to treat confidentially and as proprietary information of the Fund (a) all records and other information relative to the Fund’s prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “G-L-B Act”), and (2) except after prior notification to and approval in writing by the Trust, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Trust and communicated in writing to the Sub-Adviser. Such written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

The Sub-Adviser will not disclose, in any manner whatsoever, any list of securities or other investments held by the Fund, except in accordance with the Fund’s portfolio holdings disclosure policy, as otherwise directed in writing by the Adviser or the Trust, or such disclosure is compelled by law or regulatory process. The Sub-Adviser has adopted appropriate policies which require that each of its officers, employees, or other access persons refrain from disclosing the securities or other investments of the Fund, except in accordance with the Fund’s portfolio holdings disclosure policy or as otherwise directed in writing by the Adviser or the Trust.

Each Party agrees to treat all Confidential Information relating to the other Party as confidential and shall not disclose any such records or information to any other person unless (i) such other Party has approved the disclosure, or (ii) such disclosure is compelled by law or regulatory process. “Confidential Information” means and includes any and all information concerning the business or affairs of either Party, its principals and affiliates that would be regarded as confidential by a reasonable business person, including, without limitation, financial information about such Party or its clients, any information identified as “proprietary” or “confidential,” information relating to the operations, intellectual property, processes, product information, know-how, data, software, models and methodologies of a Party, the existence and terms of this Agreement, the discussions and negotiations of the Parties and their representatives leading to this Agreement, any material new discussions and negotiations that may occur between such persons, and any information or analysis derived from Confidential Information. Further, Confidential Information shall include each Party’s respective proprietary or confidential (i) market and/or computerized investment approaches, strategies, systems or programs for trading, hedging, asset allocation or portfolio construction, (ii) mathematical models, simulated results, simulation software, price or research databases, other research, algorithms, numerical techniques, analytical results, technical data, strategies and methodologies, (iii) trading signals, trading orders or executed trades (including prices, quantities and times), asset allocation targets, position sizes and portfolio holdings, (iv) business methods, trade secrets, internal marketing materials or memoranda, corporate policies, supervisory and risk control techniques and procedures, fee and compensation structures, trader trial programs, client lists and contact lists, knowledge of facilities and any books and records made available to either Party, (v) any other proprietary materials or information, and (vi) any synopses or descriptions of the foregoing.

For purposes of this Agreement, Confidential Information does not include any part of the Confidential Information that (i) is currently or hereafter becomes publicly available other than as a result of a disclosure in breach of the provisions hereof, (ii) is independently developed by the receiving Party prior to the receiving Party receiving such Confidential Information, (iii) was within the possession of the receiving Party prior to it being disclosed by the disclosing Party from a person which, to the knowledge of the receiving Party, is not subject to any obligation of confidentiality to the disclosing Party or any other Person with respect to such information, or (iv) becomes available to a receiving Party on a non-confidential basis from a person which, to the knowledge of the receiving Party, is not subject to confidentiality with respect to such information. For the avoidance of doubt, any disclosure by a Party of Confidential Information which is required by law shall not be deemed to be in breach of this Agreement. Notwithstanding any provision herein contained to the contrary, no Party shall issue any press release or public announcement, nor make any statement or announcement to any member of the press or other media regarding the relationship of the Parties or the existence of or the association contemplated by this Agreement without the prior written consent of the other Party.

Notwithstanding the foregoing, the Fund and the Adviser may furnish to investors and prospective investors in the Fund (including their legal, tax or similar consultants and advisors) (1) any qualitative and quantitative information, analysis and opinions it has generated as its own work-product, including those generated from confidential information provided to the Adviser by the Sub-Adviser, relating to the Allocated Portion, the Sub-Adviser and the Strategy, (2) with the consent of the Sub-Adviser, materials furnished by the Sub-Adviser for dissemination to third parties, including marketing materials, due diligence questionnaires and disclosure documents, and (3) exposure reports which include the Allocated Portion’s end-of-day exposure to the markets in which it is invested, and periodic risk reports summarizing the Allocated Portion’s return and risk metrics by market sector and geography (i.e., aggregated at the Fund level without any Sub-Adviser-identifying data). For the further avoidance of doubt, the Fund and the Adviser may not, however, furnish to such investors any exposure, risk or other position-level reports that relate solely to and identifies the Sub-Adviser, except with the Sub-Adviser’s advance written consent.

15.    CERTIFICATIONS; DISCLOSURE CONTROLS AND PROCEDURES

The Sub-Adviser acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the implementing regulations promulgated thereunder, the Trust and the Fund are required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust, the Sub-Adviser agrees to use its commercially reasonable best efforts to assist the Trust and the Fund in complying with the Sarbanes-Oxley Act and implementing the Trust’s disclosure controls and procedures. The Sub-Adviser agrees to inform the Trust of any material development related to the Allocated Portion that the Sub-Adviser reasonably believes is relevant to the Fund’s certification obligations under the Sarbanes-Oxley Act.

16.    COMPLIANCE PROGRAM AND REPORTING

The Sub-Adviser hereby represents and warrants that in accordance with Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and applicable provisions of the Federal Securities Laws as defined in Rule 38a-1 of the 1940 Act, including adoption of a code of ethics consistent with the requirements of Rule 17j-1 of the 1940 Act (the policies and procedures referred to in this Section 16 are referred to herein as the Sub-Adviser’s “Compliance Program”). The Sub-Adviser further certifies that, to the best of its knowledge and belief, its Compliance Program meets all requirements under NFA and CFTC rules and regulations.

The Sub-Adviser shall furnish the Adviser, the Board of Trustees of the Trust and/or the CCO of the Trust with such information, certifications and reports as such persons may reasonably deem appropriate or may reasonably request from the Sub-Adviser regarding the Sub-Adviser’s compliance with Rule 206(4)-7 of the Advisers Act and the Federal Securities Laws,

as defined in Rule 38a-1 under the 1940 Act. Upon the commercially reasonable request of the Adviser or the Trust given upon commercially reasonable advance notice, the Sub-Adviser shall make its officers and employees available to the Adviser and/or the CCO of the Trust from time to time to review the Sub-Adviser’s Compliance Program and its adherence thereto.

17.    REFERENCE TO ADVISER AND SUB-ADVISER

a.       The Sub-Adviser grants the Adviser non-exclusive rights to use, display and promote trademarks, symbols, logos or other trade dress of the Sub-Adviser in conjunction with any activity associated with the Fund, and the Adviser may promote the identity of and services provided by the Sub-Adviser to the Adviser, which references shall not differ in substance from those included in the Registration Statement and this Agreement, in any advertising or promotional materials; provided, however, that at all times the Adviser shall protect the goodwill and reputation of the Sub-Adviser in connection with marketing and promotion of the Fund; provided further that the Adviser shall submit to the Sub-Adviser for its review and approval all such public informational materials relating to the Fund that refer to the Sub-Adviser or its affiliates or to any recognizable variant or any registered mark or logo or other proprietary designation of the Sub-Adviser or its affiliates. Approval shall not be unreasonably withheld by the Sub-Adviser and notice of approval or disapproval will be provided promptly and in any event within three (3) business days. Subsequent advertising or promotional materials having very substantially the same form as previously approved by the Sub-Adviser may be used by the Adviser without obtaining the Sub-Adviser’s consent unless such consent is withdrawn in writing by the Sub-Adviser.

b.       Neither the Sub-Adviser nor any affiliate or agent of the Sub-Adviser shall make reference to or use the name of the Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by the Adviser to the Fund or to the Sub-Adviser, which references shall not differ in substance from those included in the Registration Statement and this Agreement, in any advertising or promotional materials without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed and notice of approval or disapproval will be provided promptly and in any event within three (3) business days. Subsequent advertising or promotional materials having very substantially the same form as previously approved by the Adviser, and without material difference in content, may be used by the Sub-Adviser without obtaining the Adviser’s approval, unless the Adviser’s previous approval is withdrawn in writing. The Sub-Adviser hereby agrees to make all commercially reasonable efforts to cause any agent or affiliate of the Sub-Adviser to satisfy the foregoing obligation. For the avoidance of doubt, this provision shall not restrict the disclosure on Form ADV by the Sub-Adviser of the Adviser, the Fund and such terms of this Agreement as may be required pursuant to Form ADV or as may be recommended by counsel.

c.       It is understood that the name of each Party to this Agreement, and any derivatives thereof or logos associated with that name, is the valuable property of the Party in question and its affiliates, and that each other Party has the right to use such names pursuant to the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the Parties shall forthwith cease to use the names of the other Party (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations. The

Adviser agrees that, notwithstanding the above, any reference to the Adviser in the Form ADV of the Sub-Adviser may remain a part of the Sub-Adviser’s Form ADV until the next annual update filed by the Sub-Adviser following the termination of this Agreement.

18.    OTHER SUB-ADVISERS

In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or with the sub-adviser to a portfolio that is under common control with the Fund concerning transactions for the Fund in securities or other assets.

19.    NOTIFICATION

The Sub-Adviser agrees that it will provide prompt notice to the Adviser and the Trust about: (a) material changes in the employment status of key investment and portfolio management personnel, including a Chief Investment Officer or similar position, involved in the management of the Allocated Portion; (b) material changes in the investment process used to manage the Allocated Portion; (c) material changes in senior management or operations of the Sub-Adviser, including specifically changes in the roles of Chief Executive Officer, Chief Financial Officer, Chief Compliance Officer or General Counsel (or in similar such roles as may exist at the Sub-Adviser from time to time); or (d) any material change in ownership or capital structure of the Sub-Adviser which constitutes an “assignment” of this Agreement as defined in Section 202 of the Advisers Act and/or Section 15 of the 1940 Act, and the rules promulgated thereunder.

20.    NOTICES

Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by facsimile transmission, by electronic mail, by hand or by commercial overnight delivery service, addressed as follows:

ADVISER:	Efficient Capital Management, LLC 4355 Weaver Parkway, Suite 200 Warrenville, IL USA 60555 Attention: Curt Bradshaw, President Email: cbradshaw@efficient.com With a copy to: compliance@efficient.com

SUB-ADVISER:	AlphaSimplex Group, LLC 200 State Street Boston, MA USA 02109 Attention: Chief Compliance Officer Email: eikeboom@alphasimplex.com With a copy to: Compliance_Group@alphasimplex.com

21.    [Intentionally Omitted]

22.    SEVERABILITY

If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

23.    CAPTIONS

The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

24.    GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware without giving effect to the conflict of laws principles of Delaware or any other jurisdiction; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act, and any rules and regulations promulgated thereunder.

25.    ENTIRE AGREEMENT

This Agreement, together with the Investment Guidelines, constitutes the entire agreement between the Parties with respect to the matters contemplated hereunder and supersedes all prior agreements, if any, whether verbal or written, between the Parties with respect to the matters contemplated hereunder, and no other agreement as to the matters referred to herein, verbal or written, shall be binding upon the Parties unless in a separate writing signed by all Parties. Each of the Parties acknowledges that it has not been induced to enter into this Agreement by any representation, agreement, understanding or statement, written or oral, not expressly contained herein.

26.    COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[signature page follows]

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN ANY TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED ANY TRADING PROGRAM OF THE ADVISOR OR THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day first set forth above.

EFFICIENT CAPITAL MANAGEMENT, LLC
(Adviser)

By:
Name:
Title:

By:
Name:
Title:

ALPHASIMPLEX GROUP, LLC
(Sub-Adviser)

By:
Name:
Title:

SCHEDULE A

Sub-Advisory Fee

Annualized sub-advisory fee rate as a percentage of daily Current Net Assets of the Sub-Adviser’s Allocated Portion
Fee Rate: [___]%